                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

  Filed by the registrant /X/

  Filed by a party other than the registrant / /

  Check the appropriate box:

  / / Preliminary proxy statement  / / Confidential, for Use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))

  /X/ Definitive proxy statement

  / / Definitive additional materials

  / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                             PREMARK INTERNATIONAL
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                             PREMARK INTERNATIONAL
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

  /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(1)(2) or
      Item 22(a)(2) of Schedule 14A.

  / / $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).

  / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

  (5) Total fee paid:

--------------------------------------------------------------------------------

  / / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

  / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

--------------------------------------------------------------------------------

  (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

  (3) Filing party:

--------------------------------------------------------------------------------

  (4) Date filed:

--------------------------------------------------------------------------------

                             PREMARK INTERNATIONAL, INC.

                             1717 DEERFIELD ROAD
PREMARK LOGO                 DEERFIELD, ILLINOIS 60015

--------------------------------------------------------------------------------
1996 NOTICE OF
ANNUAL MEETING AND
PROXY STATEMENT              TO OUR SHAREHOLDERS:

                             You are cordially invited to attend the Company's annual meeting of shareholders to be held on Wednesday, May 1, 1996, at Premark's headquarters, 1717 Deerfield Road, Deerfield, Illinois. The meeting will begin at 11:00 a.m.

                             The notice of meeting and proxy statement following this letter describe the business expected to be transacted at the meeting. During the meeting we will also report on the current activities of the Company, and you will have an opportunity to ask questions. Whether or not you plan to attend this meeting, we urge you to sign the enclosed proxy card and return it as soon as possible so that your shares will be represented.

                             Sincerely,

                             Warren L. Batts
                             Warren L. Batts
                             Chairman and
                             Chief Executive Officer

                             March 25, 1996

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------

The 1996 annual meeting of shareholders of Premark International, Inc. will be held at Premark's headquarters, 1717 Deerfield Road, Deerfield, Illinois, on Wednesday, May 1, 1996, at 11:00 a.m., to consider and vote upon:

  1. The election of five directors for the term expiring at the 1999 annual meeting of shareholders;

  2. The proposal to ratify the appointment of Price Waterhouse LLP as independent auditors for the fiscal year ending December 28, 1996;

  3. The proposal to approve the Tupperware Corporation 1996 Incentive Plan;

  4. The proposal to approve the Material Terms of Performance-Based Incentives of Tupperware Corporation; and

  5. Such other business as may properly come before the meeting and any adjournment thereof.

The foregoing matters are described in more detail in the attached proxy statement.

Please complete and sign the enclosed proxy card and return it promptly in the accompanying postpaid envelope. This will ensure that your vote is counted, whether or not you are able to be present. If you attend the meeting, you may revoke your proxy and vote in person.

If you are a shareholder of record and plan to attend the meeting, please check your proxy card in the space provided. Your admission ticket will be mailed to you prior to the meeting date. If your shares are not registered in your name, please advise the shareholder of record (your broker, bank, etc.) that you wish to attend. That firm will provide you with evidence of your ownership which will admit you to the meeting.

By order of the Board of Directors,

John M. Costigan
John M. Costigan
Secretary

March 25, 1996

CONTENTS                                                PAGE
General Information................................     1
Election of Directors..............................     2
Security Ownership of Management...................     5
Security Ownership of Certain Beneficial Owners....     6
Report of the Compensation and Directors
  Committee on Executive Compensation..............     7
Performance Graph..................................    10
Summary Compensation Table.........................    11
Stock Options......................................    13
Long-Term Incentive Plan Awards....................    15
Pension Plans......................................    16
Compensation of Directors..........................    17
Change-of-Control Arrangements and
  Employment Contracts.............................    18
Proposal to Ratify the Appointment of
  Independent Auditors.............................    19
Proposal to Approve the Tupperware Corporation 1996
  Incentive Plan...................................    20
Proposal to Approve the Material Terms of
  Performance-Based Incentives of Tupperware
  Corporation......................................    22
Other Matters......................................    24
Appendix...........................................   A-1

PROXY STATEMENT

--------------------------------------------------------------------------------

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Premark International, Inc. (the "Company") of proxies to be voted at the annual meeting of shareholders of the Company to be held on May 1, 1996 and at any adjournment thereof. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about March 25, 1996.

The Company announced its intention to establish the Tupperware business as an independent public company through a stock distribution to the Company's shareholders (the "Distribution"). Implementation of this plan is subject to the Board's final approval and various governmental approvals.

Effective upon the Distribution, Warren L. Batts will resign from his position as Chief Executive Officer of the Company and James M. Ringler will assume that position. Mr. Batts will continue as Chairman of the Board of the Company and assume the position of Chairman of the Board and Chief Executive Officer of Tupperware Corporation.

As part of this plan, Tupperware Corporation ("Tupperware") was organized under the laws of the State of Delaware on February 8, 1996, as a wholly owned subsidiary of the Company. The Company and Tupperware entered into a Distribution Agreement ("Agreement") dated as of March 15, 1996, providing for, among other things, the principal corporate transactions required to effect the separation of the Tupperware business and its distribution to the Company's shareholders. The Agreement provides that the Company shall take all action required to elect or otherwise appoint as directors of Tupperware on or prior to the date of the Distribution the following persons: Warren L. Batts, William O. Bourke, Ruth M. Davis, Lloyd C. Elam, E.V. Goings, Clifford J. Grum, Joseph E. Luecke, Bob Marbut and Robert M. Price, all of whom are also directors of the Company.

Additionally, as part of the plan for separation of the Tupperware business, the Company and Tupperware entered into an Employee Benefits and Compensation Allocation Agreement ("Benefits Agreement") dated as of March 15 1996, providing for the treatment of employee benefit matters of Tupperware. The Benefits Agreement contemplates that Tupperware will establish certain employee benefit and incentive plans, including the Tupperware Corporation 1996 Incentive Plan, on or before the date of the Distribution.

This information is relevant to shareholders' consideration of the proposals in this Proxy Statement concerning the Tupperware Corporation 1996 Incentive Plan and the Material Terms of Performance-Based Incentives of Tupperware, found at pages 20 and 22 respectively.

VOTING AT THE MEETING

The Board of Directors (the "Board") has fixed the close of business on March 4, 1996, as the record date for determining shareholders entitled to vote at the meeting. On that date there were outstanding 61,622,353 shares of the Company's common stock, each of which will be entitled to one vote. A majority of the shares entitled to vote at the meeting will constitute a quorum for the transaction of business.

Shares will be voted in accordance with the instructions indicated in a properly executed proxy. If no instructions are indicated, such shares will be voted as recommended by the Board. A shareholder who has given a proxy may revoke it by voting in person at the meeting, or by giving written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the closing of the polls at the meeting. The Company has appointed two officers of Chemical-Mellon Shareholder Services, transfer agent for the Company, as independent inspectors to act at the meeting.

The Company's By-laws require the affirmative vote of a plurality of the votes cast at the meeting for the election of directors, and the affirmative vote of a majority of the votes cast at the meeting for the approval of the independent auditors. Federal securities law regulations require the affirmative vote of a majority of the shares of the Company's common stock present, or represented, and entitled to vote at the meeting, for the approval of the Tupperware Corporation 1996 Incentive Plan and for the approval of the material terms of performance-based incentives. Broker non-votes are not treated as votes cast for purposes of any of the matters to be voted on at the meeting. Abstentions are not treated as votes cast for purposes of the election of directors and the approval of independent auditors, but they are treated as present and, therefore, as votes against the Tupperware Corporation 1996 Incentive Plan and the proposal to approve the material terms of performance-based incentives of Tupperware Corporation.

--------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS

BOARD OF DIRECTORS

The Board is divided into three classes of directors. At each annual meeting, members of one of the classes, on a rotating basis, are elected for a three-year term. Last year one director, E.V. Goings, was elected for a one-year term. Mr. Goings has been nominated this year to serve a three-year term expiring in 1999.

In addition to Mr. Goings, there are four nominees for the term expiring at the 1999 annual meeting: William O. Bourke, Joseph E. Luecke, Robert M. Price and Janice D. Stoney, all of whom are currently directors of the Company. Although nominated for the term expiring in 1999, if elected, it is anticipated that Messrs. Bourke and Luecke (who will each reach age 70 prior to the 1997 annual meeting) will retire at the time of the Company's 1997 annual meeting. This is in keeping with the Company's Policy on Directors which provides that outside directors shall retire upon the annual meeting of stockholders following their attainment of age 70.

Assuming the separation of Tupperware is completed, it is anticipated that Messrs. Goings and Price, as well as Messrs. Grum and Marbut, who are continuing directors in office, will resign from the Board to become members of the Tupperware Board of Directors. Should the separation of Tupperware occur prior to the Company's Annual Meeting, it is anticipated that Messrs. Goings and Price will withdraw from consideration for election.

Unless otherwise specified, proxy votes will be cast for the election of all of the nominees as directors. If any such person should be unavailable for election, resign or withdraw, the Board has authority to either reduce the number of directors accordingly or designate a substitute nominee. In the latter event, it is intended that proxy votes will be cast for the election of such substitute nominee; however, in the event Messrs. Goings, Grum, Marbut and Price withdraw their nominations, or resign because of the separation of Tupperware, the Board does not intend to designate substitute nominees prior to the Annual Meeting. It is the Board's intention to temporarily reduce its size. Should acceptable candidates for the vacancies later become available the Board may elect such candidates to hold office until the next annual meeting. Shareholder nominations of persons for election as directors are subject to the notice requirements described under the caption "Other Matters" appearing later in this proxy statement.

The following pages contain information concerning the nominees and the directors whose terms of office will continue after the meeting. Unless otherwise indicated, each such person has served for at least the past five years in the principal business position currently or most recently held.

--------------------------------------------------------------------------------

----------------------------------------------------------
Name, Principal Business Positions
for Past Five Years,                            Year First
Other Directorships,                            Elected
Expiration of Term and Age                      Director
----------------------------------------------------------
NOMINEES FOR ELECTION AS DIRECTORS
  FOR TERMS EXPIRING IN 1999:

WILLIAM O. BOURKE, retired in 1992 as Chairman
and Chief Executive Officer of Reynolds
Metals Company, an aluminum, gold and consumer
products company. Mr. Bourke serves as a
director of Merrill Lynch & Co., Inc., Reynolds
Metals Company and Sonat, Inc. Age 68.             1989

E. V. GOINGS, Executive Vice President of the
Company and President of Tupperware Worldwide
since November 1992, after serving as Senior
Vice President of Sara Lee Corporation. From
1986 to 1992, Mr. Goings served in various
executive positions with Avon Products, Inc.
Age 50.                                            1995

JOSEPH E. LUECKE, retired in 1992 as Chairman
of the Board and Chief Executive Officer of
Kemper Corporation, an insurance and financial
services company, and as Chairman of Kemper
National Insurance Companies. Age 69.              1989

ROBERT M. PRICE, President of PSV, Inc., a firm
which assists public and private organizations
in the utilization and commercialization of
new technologies. He retired in 1990 as
Chairman of the Board of Control Data
Corporation, a computer products company. Mr.
Price serves as a director of Fourth Shift
Corporation, International Multifoods
Corporation, Public Service Company of New
Mexico and Rohr, Inc. Age 65.                      1989

JANICE D. STONEY, candidate for the U.S. Senate
from Nebraska in the 1994 election. Mrs.
Stoney retired in 1992 as Executive Vice
President, Total Quality System, US WEST Com-
munications, Inc., a communications company and
an affiliate of US WEST, Inc., a position she
held since March 1991. Prior thereto, Mrs.
Stoney served in various executive positions
with US WEST, Inc. and its affiliates. Mrs.
Stoney serves as a director of Guarantee Life
Insurance Co., Norwest Bank -- Nebraska,
Tennant Company and Whirlpool Corporation. Age
55.                                                1989

----------------------------------------------------------
Name, Principal Business Positions
for Past Five Years,                           Year First
Other Directorships,                           Elected
Expiration of Term and Age                     Director
----------------------------------------------------------
DIRECTORS CONTINUING IN OFFICE:

WARREN L. BATTS, Chairman of the Board and
Chief Executive Officer of the Company. Mr.
Batts serves as a director of The Allstate
Corporation, Cooper Industries, Inc., Sears,
Roebuck and Co. and Sprint Corporation. Term
expires in 1998. Age 63.                           1986

RUTH M. DAVIS, PH.D., President and Chief
Executive Officer of The Pymatuning Group,
Inc., a technology management services firm.
Dr. Davis is Chairman of the Board of Trustees
of the Aerospace Corporation, and a Trustee of
Consolidated Edison Company of New York. She
also serves as a director of Air Products and
Chemicals, Inc., BTG, Inc., Ceridian
Corporation, Giddings and Lewis, Inc.,
Principal Mutual Life Insurance Company, Sprint
Corporation and Varian Associates. Term expires
in 1998. Age 67.                                   1986

LLOYD C. ELAM, M.D., Retired in 1995 as
Distinguished Professor (after serving as Chan-
cellor and as President) of Meharry Medical
College. Dr. Elam serves as a director of Bell
South Telecommunications, Inc., First Union Na-
tional Bank of Tennessee, Merck & Co., Inc. and
Phoenix Health Systems, Inc. Term expires in
1998. Age 67.                                      1986

CLIFFORD J. GRUM, Chairman and Chief Executive
Officer of Temple-Inland, Inc., a forest
products company. Mr. Grum serves as a director
of Cooper Industries, Inc., Temple-Inland, Inc.
and Trinity Industries, Inc. Term expires in
1997. Age 61.                                      1986

JOHN B. MCKINNON, Dean of the Babcock Graduate
School of Management, Wake Forest University
from 1989 to 1995. Mr. McKinnon serves as a
director of Integon, Inc., MedCath, Inc., Ruby
Tuesdays, Inc. and Morrison Healthcare, Inc.
Term expires in 1998. Age 61.                      1986

--------------------------------------------------------------------------------

----------------------------------------------------------
Name, Principal Business Positions
for Past Five Years,                            Year First
Other Directorships,                            Elected
Expiration of Term and Age                      Director
----------------------------------------------------------
BOB MARBUT, Chairman and Chief Executive
Officer since 1994 of Argyle Television, Inc.,
a television station operating company, and
Chairman and Chief Executive Officer since
January 1992 of Argyle Communications, Inc. a
communications investment and operating
company. He was Chief Executive Officer of
Argyle Television Holding, Inc., a television
station operating company, a position held from
1993 until 1995. Prior thereto, Mr. Marbut
served in various executive positions with
Harte-Hanks Communications, Inc. Mr. Marbut
serves as a director of Argyle Communications,
Inc., Argyle Television, Inc., Diamond
Shamrock, Inc., Katz Media Group, Inc. and
Tracor, Inc. Term expires in 1997. Age 60.         1986

DAVID R. PARKER, Chairman of ProSource, Inc., a
leading food-service distribution company
since June 1992. Prior thereto, Mr. Parker
served in various executive positions with
Ryder System, Inc. Term expires in 1997. Age
52.                                                1990

JAMES M. RINGLER, President and Chief Oper-
ating Officer of the Company since June 1992,
having served as its Executive Vice President
and President of its Food Equipment Group
from 1990 until 1992. Mr. Ringler serves as a
director of Reynolds Metals Company and Thiokol
Corporation. Term expires in 1997. Age 50.         1990

BOARD COMMITTEES

At the May 3, 1995 Board meeting, the Company reorganized its Board committee structure. The Audit Committee and the Corporate Responsibility Committee were combined into a single Audit and Corporate Responsibility Committee. The Committee on Directors and the Compensation and Employee Benefits Committee were combined into the Compensation and Directors Committee. The Finance Committee, which met once in 1995, was eliminated and its responsibilities were assumed by the other two Committees and the full Board.

The Audit and Corporate Responsibility Committee and its predecessors, which held 4 meetings in 1995, reviews the scope and results of the audit by the independent auditors, makes recommendations to the Board as to the selection of independent auditors and has approval authority with respect to services provided by the independent auditors and fees therefor. In addition, it reviews systems of internal control and accounting policies. The Committee also monitors the Company's relationships with and support of various outside interests, including the communities within which it operates, and recommends corporate policies with respect to affirmative action, equal employment opportunity and similar issues of social significance. The Committee also reviews the Company's adherence to both the spirit and letter of the law in the areas of employee safety and health and environmental responsibility. It appoints members of senior management to be responsible for employee benefit plan funding and investment, and it reviews employee benefit plan investment performance and policies. The Committee charter provides that Committee membership be composed solely of directors who are not employees of the Company or any of its subsidiaries. Members of this Committee are Mr. Bourke (Chairperson), Dr. Davis, and Messrs. McKinnon, Parker and Price.

The Compensation and Directors Committee and its predecessors, which held 4 meetings in 1995, identifies, reviews qualifications of and recommends to the Board candidates for election as directors of the Company, and also acts on other matters pertaining to Board membership. The Committee will consider recommendations of shareholders as to candidates for Board membership. Any shareholder who desires to propose a candidate for Board membership should send a letter of recommendation to the attention of the Secretary of the Company containing the name and address of the proposing shareholder and the proposed candidate, a written consent of the proposed candidate and the complete business, professional and educational background of the proposed candidate. The Compensation and Directors Committee also evaluates the performance of and makes compensation recommendations for senior management, including the Chief Executive Officer. It directs the administration of and makes various determinations under the management incentive plans. It appoints members of senior management to have responsibility for the design and administration of employee benefit plans. Members of this Committee are Mr. Grum (Chairperson), Dr. Elam, Messrs. Luecke and Marbut and Mrs. Stoney.

The Executive Committee, which did not meet in 1995, has most of the powers of the Board and can act when the Board is not in session. Members of this Committee are Mr. Batts (Chairperson), Dr. Davis and Messrs. Goings, Luecke, McKinnon and Ringler.

BOARD MEETINGS AND DIRECTORS' ATTENDANCE

There were 5 Board meetings and 9 committee meetings held in 1995. All of the directors attended all of their Board and committee meetings except Mr. Marbut who missed 2 committee meetings and Mr. Parker who missed 2 Board meetings and 3 committee meetings.

--------------------------------------------------------------------------------

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of the Company's common stock beneficially owned by each of the directors, by each of the executive officers named in the Summary Compensation Table and by all directors and all executive officers of the Company as a group on March 4, 1996, unless otherwise indicated in the footnotes. Each of the following persons and members of the group had sole voting and investment power with respect to the shares shown unless otherwise indicated. No director or officer owns more than 1% of the Company's common stock, except Mr. Batts who owns 1.22%. Directors and officers as a group own 2.81%.
--------------------------------------------------------------------------------

                                                   Shared       Shares that may
                                                Ownership or      be acquired
                                               held by or for   within 60 days                        Retirement     Total Shares
                                   Sole            Family         of March 4,        Restricted      Savings Plan-   Beneficially
            Name                Ownership         Members           1996(1)            Stock            401(k)          Owned
---------------------------------------------------------------------------------------------------------------------------------
Warren L. Batts.............      569,432              --           172,000                --            20,698          762,130
William O. Bourke...........        2,450           4,000             8,000                --                --           14,450
Ruth M. Davis...............        3,037              --             2,070                --                --            5,107
Joseph W. Deering...........       22,415              --                --             6,667                --           29,082
Lloyd C. Elam...............        6,067              --             4,000                --                --           10,067
E.V. Goings.................       28,416              --           100,000            26,446                --          154,862
Clifford J. Grum............        4,124           8,000            12,000                --                --           24,124
Joseph E. Luecke............        2,000           2,000                --                --                --            4,000
Bob Marbut..................       11,470              --             4,000                --                --           15,470
John B. McKinnon............        4,800              --            12,000                --                --           16,800
David R. Parker.............           --           4,000            12,000                --                --           16,000
Robert M. Price.............        2,000              --             8,000                --                --           10,000
James M. Ringler............       75,000              --           109,400                --             4,431          188,831
Lawrence B. Skatoff.........       28,396              --                --                --             2,208           30,604
Janice D. Stoney............           --           2,400            12,000                --                --           14,400
All directors and executive
  officers as a group (26
  including the named
  individuals above)........      938,582          41,050(2)        648,870            34,113            89,217        1,751,832(2)
---------------------------------------------------------------------------------------------------------------------------------

(1) Includes stock options granted under the Company's management incentive plans and the Director Stock Plan. Also includes estimated shares of common stock that will be paid in lieu of fees under the Director Stock Plan. Assuming the Distribution of Tupperware is completed, all of the options held by Messrs. Goings, Grum, Marbut and Price, and one executive officer whose shares are reflected in the group, will be converted to options to purchase Tupperware stock under the Tupperware Corporation 1996 Incentive Plan. A portion of Mr. Batts' options, and one-half of Mr. Bourke's, Dr. Davis' and Dr. Elam's options will be converted to options to purchase Tupperware stock under that Plan.

(2) Excludes 3,684 shares for which voting and investment power is disclaimed.

--------------------------------------------------------------------------------

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS

The following table sets forth information with respect to any person who is known to be the beneficial owner of more than 5% of the Company's common stock, which is the Company's only class of outstanding voting securities:
--------------------------------------------------------------------

                                            Amount
                                              and
                                           Nature of     Percent
          Name and Address of              Beneficial      of
            Beneficial Owner               Ownership      Class
----------------------------------------------------------------
Bankers Trust New York Corporation         5,418,899(1)    8.8%
Post Office Box 318
Church Street Station
New York, New York 10008
Loomis Sayles & Company, L.P.              4,014,040(2)    6.6%
One Financial Center
Boston, Massachusetts 02111-2660
----------------------------------------------------------------

(1) As of December 31, 1995, Bankers Trust New York Corporation and its wholly-owned subsidiary, Bankers Trust Company (the "Bank"), were the beneficial owners of 1,348,823 shares. The Bank acts as trustee for various employee benefit plan trusts and as an investment advisor. The Bank has sole voting power with respect to 832,959 shares, sole investment power with respect to 1,348,403 shares, shared voting power with respect to 150 shares and shared investment power with respect to 420 shares. With respect to the Company, the Bank serves as the Trustee of the Premark International, Inc. Master Defined Contribution Trust which holds 4,070,076 shares. These shares are held for the individual accounts of approximately 6,400 employees of the Company who participate in the Premark stock fund in Company-sponsored plans. The Trustee must solicit and follow voting instructions from the participants. For shares not instructed and shares not yet allocated to participant accounts, the Trustee, in accordance with the terms of the trust, will vote the shares in the same proportions which the Trustee has been instructed to vote by the participants.

(2) As of December 31, 1995 Loomis Sayles & Company, L.P. ("Loomis"), a wholly owned subsidiary of New England Investment Companies, Inc., beneficially owned 4,014,040 shares. Loomis is an investment management firm which provides its services to institutional and individual clients. Loomis has sole voting power with respect to 1,408,390 shares, shared voting power with respect to 500 shares, and shared investment power with respect to 4,014,040 shares.

--------------------------------------------------------------------------------

REPORT OF THE COMPENSATION AND DIRECTORS
COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation and Directors Committee (the "Committee") is responsible for the establishment, oversight and administration of executive compensation and management incentive plans. It appoints members of senior management to have authority over the design and administration of other employee benefit plans. The Committee is composed entirely of outside directors. Under the new Committee structure described earlier in the proxy statement, it is anticipated the Committee will meet four times per year.

EXECUTIVE COMPENSATION PHILOSOPHY

The executive compensation program is designed to achieve two principal objectives. First, the program is intended to be fully competitive to enable the Company to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company's executives and shareholders such that a significant portion of each executive's compensation varies with Company and/or business unit performance.

The Committee's philosophy is to pay competitive annual salaries, coupled with a leveraged incentive system that pays more than competitive total compensation for performance exceeding financial goals, and less than competitive total compensation for performance below financial goals. The leveraged incentive system consists of annual and long-term cash incentive compensation, and stock compensation consisting primarily of stock options and secondarily of restricted stock.

The Committee assesses compensation competitiveness by referring at least annually to a variety of compensation survey data furnished by prominent international consulting firms. The data include predicted market values (medians and/or averages) for salaries, bonuses, total cash compensation, stock options and various other long-term incentives provided by companies with whom the Company may compete for executive talent. In addition, the Committee refers to benchmarks of predicted total compensation for the Company's most senior executives, derived from a group of manufacturing and consumer products companies whose businesses are felt to be similar to the Company's. The companies whose data are represented in these various surveys include companies of varying performance levels, and are not the same companies that comprise the comparator group index in the Performance Graph included in this proxy statement. The Committee believes that the Company's competitors for executive talent are not confined to those companies that would be included in a comparator group established for comparing shareholder returns.

Based on studies supplied by an independent consultant, the Committee believes that the Company's compensation program for the Named Officers has the following characteristics that serve to align executive interest with long-term shareholder value creation:

     -- Emphasizes "at risk" pay such as bonuses, options and long-term incentives.

     -- Emphasizes long-term compensation such as options and long-term incentives.

     -- Rewards financial results rather than individual performance against individual objectives.

The Omnibus Reconciliation Act of 1993 (OBRA) established certain requirements in order for compensation exceeding $1 million earned by certain senior executives to be deductible. The Company's executive compensation programs have been structured to comply with OBRA. The actions of the Committee regarding the compensation paid, or to be paid, to executive management, have also complied with OBRA. However, the Committee reserves the right to forego deductibility if in its discretion it believes a particular compensation program or payment is consistent with the overall best interests of the Company and its shareholders.

ANNUAL SALARIES

Salary ranges governing executives including the chief executive officer (the
CEO) and the other Named Officers are established annually based on the competitive data described earlier. Within those ranges, individual salaries vary based upon the individual's work experience, performance, level of responsibility, impact on the business, tenure and potential for advancement within the organization. Annual salaries for newly-hired executives are determined at time of hire taking into account the above factors other than tenure. The CEO and chief operating officer receive salary increase consideration at approximately 18 month intervals, while other senior executives receive salary increase consideration at 12-15 month intervals.

Individual salary increases are based on the performance of the individual executives and on the overall performance of the Company in the cases of the CEO and the chief operating officer. Salary adjustments for the CEO and the other Named Officers are subject to approval by the full Board, based upon the recommendation of the Committee.

--------------------------------------------------------------------------------

The salaries of the executive officers as a group are, on average, 4% above the predicted medians of the survey data referred to previously.

SHORT-TERM INCENTIVES

The Company's annual cash incentive programs for executives are based on financial performance, and are designed to promote the annual objectives of the organization.

Participants include the CEO, the other Named Officers, and other management employees whose contributions influence annual financial results. The CEO's and the other Named Officers' target incentive opportunities are subject to Committee review and approval annually and are established as a percentage of salary based on job level, impact on results, and the competitive data referred to previously. The CEO's and other Named Officers' targets range from 50-65% of annual salary, and awards based on financial performance range from 0-200% of target.

Financial objectives are subject to review and approval by the Committee at the beginning of each year. For 1995, net income was the financial measure for all executive level business unit incentives (including those for Messrs. Deering and Goings). Business units also were required to meet a prescribed working capital turnover standard to qualify for any incentive award. Messrs. Deering and Goings achieved 151.4% and 200% of their net income targets, respectively.

Because economic value added or "EVA" (defined as net operating profit after taxes less a capital charge) is regarded as an effective simultaneous measurement of both earnings improvement and capital usage, it was the measure for the Corporate Office staff, including Messrs. Batts, Ringler and Skatoff. Because the Company achieved 75.8% of its EVA goal, the awards to Messrs. Batts, Ringler and Skatoff were equal to 75.8% of those executives' targets. The average percentage award to the Named Officers' was 115.8% of target.

The Committee verifies the actual performance achieved as a precondition to approving awards, and reserves the right to adjust any formula-based award that, in its judgment, is inappropriate in light of overall results and circumstances. The Committee has reserved the right to interpret financial results, and to determine the proper treatment of changes in accounting standards, non-recurring unusual events, or capital gains and losses. In the cases of the CEO and the other Named Officers, awards are calculated so as to exclude the effects of changes in accounting standards and non-recurring unusual events, such as write-offs, capital gains and losses, and acquisitions and dispositions of businesses, and the Committee's discretion is limited to reducing or withholding awards.

In certain cases, guaranteed minimum annual incentives may be agreed to at the time an executive is recruited. Such a guaranteed minimum was established as part of the employment agreement between the Company and Mr. Goings. See "Change-of-Control Arrangements and Employment Contracts."

LONG-TERM INCENTIVES

The Company's long-term cash incentive programs are based on financial performance, and are designed both to promote the long-term objectives of the organization, and to serve as a retention incentive. Participants include the CEO and the other Named Officers as well as key employees who are in a position to make substantial contributions to the accomplishment of the long-term financial objectives of the organization. Each participant's target incentive opportunity is established as a percentage of salary, and is based on job level, impact on results, and the competitive data referred to previously. For the three-year program that began January 1, 1994, the CEO's and the other Named Officers' targets range from 50-65% of annual salary, and awards based on financial performance range from 0-300% of target. Targets for subsequent three-year cycles will be substantially less than 50-65%. The targets for the 1994-1996 long-term program take into account the fact that awards will not be paid in 1996 as a result of the Company's shift to a three-year cycle. For the three-year program that began January 1, 1995, the CEO's and the other Named Officers' targets range from 25-32.5% of annual salary, and awards based on financial performance range from 0-300% of target.

Financial objectives are subject to review and approval by the Committee at the beginning of each performance period. For the three-year programs that began January 1, 1995, EVA or net income was the financial measure for all business units, and EVA was the financial measure for the Corporate Office staff.

The Committee verifies the actual performance achieved as a precondition to approving awards, and reserves the right to adjust any formula-based award that in its judgment is inappropriate in light of overall results and circumstances. The Committee has reserved the right to interpret financial results, and to determine the proper treatment of changes in accounting standards, non-recurring unusual events, or capital gains and losses. In the cases of the CEO and the other Named Officers, awards are calculated so as to exclude the effects of changes in accounting standards and non-recurring unusual events, such as write-offs, capital gains and losses, and acquisitions and dispositions of businesses, and the Committee's discretion is limited to reducing or withholding awards.

--------------------------------------------------------------------------------

STOCK OPTIONS

The grant of stock options to key employees encourages equity ownership and closely aligns management interest with the interests of shareholders. Additionally, because options are subject to forfeiture if the employee leaves the Company prior to their becoming exercisable, options provide an incentive to remain with the Company long term. The Company has guidelines regarding the accumulation of designated levels of Company stock over time by senior officers.

Stock options are granted annually to the CEO and the other Named Officers, and to other key employees having strategic impact on product, staffing, technology, pricing, investment or policy matters. The aggregate number of options granted and each individual grant to the CEO and the other Named Officers are based on competitive norms derived from the survey data referred to previously, and are subject to Committee approval annually. The competitive norms include grant size data (number of shares times exercise price) for companies granting options as their only long-term program, as well as companies granting options in conjunction with one or more additional long-term incentive programs. The size of 1995 grants for the executive officers as a group approximates the median of the competitive norms. The option price for shares is the fair market value of the shares on the date of grant. Options granted in 1995 will become exercisable in 1998.

RESTRICTED STOCK

The Company no longer makes grants of restricted stock as part of its regular long-term incentive program, but will do so, subject to Committee approval, in certain special circumstances as a retention or performance incentive, as in the case of Mr. Goings, or as compensation for the forfeited value of incentive or stock awards at a previous employer, as in the case of Mr. Deering.

CORPORATE PERFORMANCE & CEO PAY

In 1995, the Company had record net income (excluding one time charges) of $255.9 million. Net income for 1995 increased 13% from 1994's $225.5 million.

Although the Company's performance improved over 1994, the aggregate of annual incentives paid Company-wide for 1995 decreased substantially compared to 1994. The decrease reflects the fact that EVA goals established by the Committee for 1995 were not fully achieved, notwithstanding the Company's results for the year.

As a result, Mr. Batts was awarded an annual incentive award of $369,525 (75.8% of target), down 62% from $975,000 in 1994. Mr. Batts' 1995 total of base salary and annual incentive award decreased 33% to $1,119,525 from $1,683,333 in 1994.

The Board made no adjustment to Mr. Batts' salary in 1995. As of December, 1995, Mr. Batts' salary ranges from 4% to 8% above predicted market medians.

The Committee granted 45,000 option shares to Mr. Batts, taking into consideration the scope of his responsibility, competitive awards granted to CEOs at like-sized organizations, the number of options previously granted to Mr. Batts, and Company performance. The Committee believes this option award to be comparable to median-sized awards for CEOs of like-sized organizations.

Based upon a comparison of Mr. Batts' total compensation package (salary, annual and long-term incentives at target, stock options, benefits and perquisites) with the total compensation packages of the CEO's of the benchmark companies referred to previously, Mr. Batts' total compensation opportunity at target is 8% less than the predicted market median.

COMPENSATION AND DIRECTORS COMMITTEE
Clifford J. Grum -- Chairperson
Lloyd C. Elam
Joseph E. Luecke
Bob Marbut
Janice D. Stoney

--------------------------------------------------------------------------------

PERFORMANCE GRAPH

The following performance graph compares the performance of the Company's common stock to the Standard & Poor's 500 Stock
Index and to the Value Line Diversified
Company Industry Index. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at December 31, 1990 and that all dividends were reinvested. The Company is included in both the S&P 500 Stock Index and the Value Line Diversified Company
Index. As a diversified manufacturer and seller of a broad line of consumer and commercial products, the Company is not easily categorized with other more specific industry indices. Further, many of the companies with which the Company competes are private and peer group comparative data are not available.

                      CUMULATIVE TOTAL SHAREHOLDER RETURN
                      DECEMBER 1990 THROUGH DECEMBER 1995

      MEASUREMENT PERIOD          PREMARK IN-     VALUE LINE
    (FISCAL YEAR COVERED)         TERNATIONAL     DIVERSIFIED       S&P 500
1990                                    100.00          100.00          100.00
1991                                    241.19          134.12          130.34
1992                                    247.13          156.90          140.25
1993                                    497.02          204.33          154.32
1994                                    564.59          208.72          156.42
1995                                    651.83          293.73          214.99

--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation, attributable to all service in the fiscal years 1995, 1994 and 1993, paid to or deferred by those persons who were at the end of the 1995 fiscal year (i) the chief executive officer, and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):

-------------------------------------------------------------------------------------------------------------------------------
                                                                                               Long-term
                                                     Annual Compensation                Compensation Awards(8)
                                          -----------------------------------------    -------------------------
                                                                          Other        Restricted                      All
                                                                          Annual         Stock        Securities      Other
                                                                       Compensation      Awards       Underlying   Compensation
    Name and Principal Position     Year  Salary($)(1)   Bonus($)          ($)           ($)(2)       Options(#)      ($)(3)
-------------------------------------------------------------------------------------------------------------------------------
WARREN L. BATTS.................... 1995    $750,000    $  369,525             --              0        45,000       $153,415
Chairman of the Board and           1994    $708,333    $  975,000       $682,500(4)           0        38,000       $143,832
Chief Executive Officer             1993    $683,333    $  910,000       $500,000(5)           0        30,000       $ 91,272
JOSEPH W. DEERING.................. 1995    $336,000    $  254,352             --              0        12,200       $ 14,697
Group Vice President and            1994    $321,333    $  314,832       $182,400(4)           0        22,250       $ 11,291
President, Food Equipment Group     1993    $306,667    $  243,200       $ 56,446(6)           0        12,700       $  9,133
E.V. GOINGS........................ 1995    $366,346    $  834,137(7)          --       $459,136(7)     14,100       $ 59,989
Executive Vice President            1994    $347,500    $1,085,513(7)    $243,750(4)    $764,913(7)     17,250       $ 58,707
and President, Tupperware           1993    $325,000    $  325,000             --              0        17,000       $ 18,422
JAMES M. RINGLER................... 1995    $525,000    $  229,295             --              0        28,600       $ 94,914
President and Chief                 1994    $500,000    $  550,000       $379,500(4)           0        23,000       $ 88,722
Operating Officer                   1993    $460,000    $  506,000             --              0         8,500       $ 57,672
LAWRENCE B. SKATOFF................ 1995    $317,750    $  122,038             --              0        12,000       $ 54,212
Senior Vice President and           1994    $305,000    $  305,000       $217,500(4)           0        11,500       $ 51,732
Chief Financial Officer             1993    $290,000    $  290,000             --              0        12,700       $ 32,738
-------------------------------------------------------------------------------------------------------------------------------

 (1) Includes amounts held in the Retirement Savings Plan that were deferred pursuant to Section 401(k) of the Internal Revenue Code (the "Code") and amounts deferred under the Supplemental Plan (see footnote 3), as well as Code Section 125 contributions to the Flexible Benefits Plan.

 (2) Represents the market value on the date of grant of restricted stock awarded under the Company's management incentive plans. The number, vesting schedule and value of restricted stock held at the end of the 1995 fiscal year are as follows:

                                                                                          Vesting Schedule
                                              Date of       Number of                   --------------------
                       Name                    Grant       Shares Held      Value       Shares        Date
      --------------------------------------  --------     -----------     --------     -------     --------
      Mr. Batts.............................        --             0             --         --            --
      Mr. Deering...........................  06/15/92         6,667       $337,100      3,333      06/15/96
                                                                                         3,334      06/15/97
      Mr. Goings............................  03/01/95        17,711       $895,512     17,711      03/01/97
      Mr. Ringler...........................        --             0             --         --            --
      Mr. Skatoff...........................        --             0             --         --            --

       In the event of a Change of Control of the Company, all restricted stock shares become free of all restrictions and become nonforfeitable. Holders of restricted stock receive the same dividends as other common stockholders.

--------------------------------------------------------------------------------

 (3) For the 1995 fiscal year, consists of annual Company contributions to the Retirement Savings Plan and amounts credited to the Supplemental Plan (which provides benefits to the Named Officers to which they would have been entitled under the Retirement Savings Plan, but for benefit limits imposed by the Code) as follows: Mr. Batts, $10,847 and $142,568; Mr. Deering, $3,220 and $11,477; Mr. Goings $11,111 and $48,878; Mr. Ringler,
      $10,951 and $83,963; and Mr. Skatoff, $11,276 and $42,936, respectively.

 (4) Represents a 1994 payout based on 1993 performance under the Long-Term Incentive Plan, but is included among the Annual Compensation data in accordance with the incentive compensation reporting rules.

 (5) Represents a special bonus award in recognition of the Company's progress under Mr. Batts' leadership. It is not expected that this will be a recurring event.

 (6) Represents a 1993 payout based on 1992 performance under the Long-Term Incentive Plan, but is included among the Annual Compensation data in accordance with the executive compensation reporting rules.

 (7) In the Bonus column, $764,913 and $459,137 represent the cash portion of the 1994 and 1995 gainsharing awards under an employment agreement with Mr. Goings, and $320,600 and $375,000 represent annual bonuses for 1994 and 1995 based on the performance of non-North American Tupperware operations. The other part of the gainsharing award was paid in 17,711 and 8,735 shares of restricted stock, for 1994 and 1995, each of which will vest 2 years from its respective date of grant. Dividends will be paid on the shares. The value of such shares is reflected in the Restricted Stock column. See "Change-of-Control Arrangements and Employment Contracts" on page 18 for further discussion.

 (8) No long-term incentive cycles matured during 1994 or 1995. Therefore, no payout was made under the Long-Term Incentive Plan.

--------------------------------------------------------------------------------

STOCK OPTIONS

The following tables show grants, exercises and fiscal year-end values of stock options for the Named Officers under the Company's 1994 Incentive Plan. The Plan permits the grant of stock appreciation rights in connection with all or any part of an option, but none has been granted.

                       OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

                                                                       Individual Grants
                                                 -------------------------------------------------------------
                                                   Number of         % of Total
                                                   Securities         Options
                                                   Underlying        Granted to      Exercise or                   Grant Date
                                                    Options         Employees in     Base Price      Expiration   Present Value
Name                                             Granted (#)(1)     Fiscal Year       ($/Sh)(2)        Date          ($)(3)
-------------------------------------------------------------------------------------------------------------------------------
Warren L. Batts(4).............................      45,000             7.12%          $ 46.35       10-30-05       $ 625,050
Joseph W. Deering..............................      12,200             1.93%          $ 46.35       10-30-05       $ 169,458
E. V. Goings(4)................................      14,100             2.23%          $ 46.35       10-30-05       $ 195,849
James M. Ringler...............................      28,600             4.52%          $ 46.35       10-30-05       $ 397,254
Lawrence B. Skatoff............................      12,000             1.90%          $ 46.35       10-30-05       $ 166,680
-------------------------------------------------------------------------------------------------------------------------------

(1)  These options will become exercisable on October 31, 1998.

(2) Stock options are granted at the average fair market value of the Company's common stock on the date of grant rounded up to the nearest nickel. The term of each option is 10 years. In the event of a Change of Control of the Company, all options will become immediately exercisable and the optionee will have the right to receive the difference between the exercise price and the then fair market value of common stock in cash.

(3)  The Black-Scholes option pricing model was used assuming a dividend yield
     of      2%, a risk-free interest rate of 5.8%, an expected stock price volatility based on historical experience of 29.58%, and an expected option life based on historical experience of 5 years. The attribution of values with the Black-Scholes model to stock option grants requires adoption of certain assumptions, as described above. While the assumptions are believed to be reasonable, the reader is cautioned not to infer a forecast of earnings or dividends either from the model's use or from the values adopted for the model's assumptions. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.

(4) Assuming the Distribution of Tupperware is completed, all of Mr. Goings', and a portion of Mr. Batts', options will be converted to options to purchase Tupperware stock under the Tupperware Corporation 1996 Incentive Plan.

--------------------------------------------------------------------------------

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES
--------------------------------------------------------------------------------

                                                              Number of Securities          Value of Unexercised
                                                             Underlying Unexercised        In-The-Money Options at
                        Shares Acquired       Value           Options at FY-End(#)              FY-End($)(2)
                          on Exercise        Realized      ---------------------------   ---------------------------
Name                        (#)(1)            ($)(2)       Exercisable   Unexercisable   Exercisable   Unexercisable
--------------------------------------------------------------------------------------------------------------------
Warren L. Batts(6)....            0                  0       172,000        113,000      $5,797,430      $ 772,213
Joseph W. Deering.....       30,000(3)      $1,037,895        30,000         47,150      $  971,475      $ 334,488
E. V. Goings(6).......            0                  0       100,000         48,350      $3,318,250      $ 364,239
James M. Ringler......      150,600(4)      $6,031,346       109,400         60,100      $4,182,568      $ 357,891
Lawrence B. Skatoff...       25,000(5)      $  808,000             0         36,200               0      $ 270,087
--------------------------------------------------------------------------------------------------------------------

(1) Upon the exercise of an option, the optionee must pay the exercise price in cash or stock.

(2) Represents the difference between the fair market value of the common stock underlying the option and the exercise price at exercise, or fiscal year-end, respectively.

(3) Mr. Deering exercised options for 30,000 shares. He sold 19,450 shares to pay the exercise price and taxes. He thereby increased his stockholdings from 8,432 to 18,982 shares.

(4) Mr. Ringler exercised options for 150,600 shares. He sold 104,600 shares of which 84,441 shares were sold to pay the exercise price and taxes. He thereby increased his stockholdings from 29,000 to 75,000 shares.

(5) Mr. Skatoff exercised options for 25,000 shares. He sold 17,025 shares to pay the exercise price and taxes. He thereby increased his stockholdings from 35,493 to 43,468 shares.

(6) Assuming the Distribution of Tupperware is completed, all of Mr. Goings', and a portion of Mr. Batts', options will be converted to options to purchase Tupperware stock under the Tupperware Corporation 1996 Incentive Plan.

--------------------------------------------------------------------------------

LONG-TERM INCENTIVE PLAN AWARDS

The following table shows 1995 long-term incentive awards under the Company's 1994
Incentive Plan.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

                                                     Performance or
                                                   Other Period Until              Estimated Future Payouts
                                                      Maturation or            Under Non-Stock Price-Based Plans
Name                                                     Payout             Threshold        Target        Maximum
-------------------------------------------------------------------------------------------------------------------
Warren L. Batts................................          3 years               $ 0          $243,750       $731,250
Joseph W. Deering..............................          3 years               $ 0          $ 84,000       $252,000
E. V. Goings...................................          3 years               $ 0          $ 93,750       $281,250
James M. Ringler...............................          3 years               $ 0          $151,250       $453,750
Lawrence B. Skatoff............................          3 years               $ 0          $ 80,500       $241,500
-------------------------------------------------------------------------------------------------------------------

The Named Officers participate in a
3-year Long-Term Incentive Program under the Company's 1994 Incentive Plan. The program provides for an incentive opportunity based on meeting or exceeding financial measures established by the
Compensation and Directors Committee.
Performance measurements are based on
Economic Value Added performance which is defined as net operating profit after taxes less a capital charge. See further discussion on Economic Value Added in the "Report of the Compensation and Directors
Committee on Executive Compensation"
beginning on Page 7. Awards are subject
to forfeiture if the participant's
employment is terminated. The above
estimated future payouts are based on a
percentage of current salary which may
change between now and time of payout.

The above table sets forth the incentive opportunity for the three-year cycle of 1995 through 1997. Payment of awards, if any, would occur in 1998 based on actual performance for the three-year period.
Assuming the Distribution of Tupperware
is completed, Mr. Goings' and Mr. Batts' participation in long-term incentive programs under the Company's Plan will terminate, and they will become participants under the Tupperware
Corporation 1996 Incentive Plan.

--------------------------------------------------------------------------------

PENSION PLANS

PREMARK INTERNATIONAL, INC. BASE RETIREMENT PLAN

Messrs. Batts, Goings, Ringler and Skatoff participate in the Premark International, Inc. Base Retirement Plan (the "Base Plan") at 1% of career average pay. Compensation covered by the Plan includes salary and annual bonus paid in the calendar year, but does not include any long-term incentive or other cash payments. Credited years of service for each of the Named Officers are: Mr. Batts, 15.33; Mr. Goings, 3.08; Mr. Ringler, 6.0; and Mr. Skatoff, 4.33. Benefits are computed on a straight-life annuity basis and are not subject to any deductions for Social Security or other offset amounts. The estimated annual benefits payable upon retirement at normal retirement age for each of the Named Officers in the Base Plan are: Mr. Batts, $208,317; Mr. Goings, $120,355; Mr. Ringler, $206,573; and Mr. Skatoff, $75,360. The estimates take into account participation in the Base Plan, any predecessor plan formula, and the Supplemental Plan (which provides benefits from general assets that would otherwise be payable from the plans, but for benefit limits imposed by the Internal Revenue Code).

RETIREMENT PLAN FOR SALARIED EMPLOYEES OF
PMI FOOD EQUIPMENT GROUP
--------------------------------------------------------------------------------

                                      Years of Service
   Final        ------------------------------------------------------------
Average Pay        15           20           25           30           35
-----------     --------     --------     --------     --------     --------
 $ 200,000      $ 43,500     $ 58,000     $ 72,500     $ 87,000     $101,500
   225,000        48,938       65,250       81,563       97,875      114,188
   250,000        54,375       72,500       90,625      108,750      126,875
   300,000        65,250       87,000      108,750      130,500      152,250
   400,000        87,000      116,000      145,000      174,000      203,000
   450,000        97,875      130,500      163,125      195,750      228,375
   500,000       108,750      145,000      181,250      217,500      253,750
   600,000       130,500      174,000      217,500      261,000      304,500
   700,000       152,250      203,000      253,750      304,500      355,250
   800,000       174,000      232,000      290,000      348,000      406,000
----------------------------------------------------------------------------

Mr. Deering participates in the Retirement Plan for Salaried Employees of PMI Food Equipment Group. Compensation covered by the Plan includes salary and annual bonus paid in the calendar year, but does not include any long-term incentive or other cash payments. Mr. Deering was credited with 3.58 years of service. Benefits are computed on a straight-life annuity basis and are subject to a Social Security offset.

--------------------------------------------------------------------------------

COMPENSATION OF DIRECTORS

For the first half of 1995, non-employee directors received (i) an annual retainer fee of $22,000, (ii) an additional retainer fee for serving on Board committees (other than the Executive Committee) of $2,000 per year, in the case of the committee chairperson, and $1,000 per year, in the case of the other members, and (iii) a fee of $1,000 for each meeting of the Board and for each meeting of any committee attended. In August 1995, the Board increased its fees as follows: $26,000 annual retainer; $4,000 additional annual retainer for serving on Board committees in the case of the chairpersons and $2,000 per year for other committee members, and a $1,500 fee for each Board and committee meeting attended.

Such directors may elect to defer payment of all or part of the retainer and attendance fees, in which event interest would be credited at the prime rate. Currently, no director has elected to defer fees. Under the Company's Director Stock Plan, non-employee directors may elect to receive their annual retainers in cash or in shares of Premark common stock, or they may elect to apply the retainer toward a reduced price on stock options. The Plan also provides that a grant of 1,000 shares of common stock is made to each new non-employee director after three months of service on the Board.

The following table sets forth the retainers and fees paid to each non-employee director for services in 1995:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                         Annual Retainer
                                           -------------------------------------------
                                                      Paid in      Applied to Stock
                                                      Shares            Options
                                                      -------    ---------------------     Committee
                                           Paid in      No.       No.                     Chairperson    Committee     Attendance
Director                                    Cash      Shares     Shares    Price/Share        Fee        Member Fee       Fees
---------------------------------------------------------------------------------------------------------------------------------
William O. Bourke........................  $ 2,000       --      4,000       $ 42.50        $ 3,500        $1,000       $ 12,000
Ruth M. Davis............................  $18,000      120         --            --        $ 1,500        $2,000       $ 12,000
Lloyd C. Elam............................  $24,000       --         --            --             --        $2,000       $ 11,000
Clifford J. Grum.........................  $ 2,000       --      4,000       $ 42.50        $ 3,500        $1,000       $ 12,000
Joseph E. Luecke.........................  $24,000       --         --            --        $ 1,500        $2,000       $ 12,000
Bob Marbut...............................  $ 2,000       --      4,000       $ 42.50             --        $2,500       $ 10,000
John B. McKinnon.........................  $ 2,000       --      4,000       $ 42.50        $ 1,500        $2,000       $ 12,000
David R. Parker..........................  $ 2,000       --      4,000       $ 42.50             --        $2,000       $  5,000
Robert M. Price..........................  $ 2,000       --      4,000       $ 42.50             --        $2,500       $ 12,000
Janice D. Stoney.........................  $ 2,000       --      4,000       $ 42.50             --        $2,500       $ 12,000

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CHANGE-OF-CONTROL ARRANGEMENTS AND
EMPLOYMENT CONTRACTS

The Company has entered into employment agreements with all of the Named Officers, which would become effective for a period of 3 years following a Change of Control. Such agreements require that the Named Officer continue to be employed in a substantially identical position. In the event that the employment of the person is terminated other than for cause or the person terminates employment within the 30-day period following the 1 year anniversary of the Change of Control for any reason, or at any time if there occurs one or more significantly unfavorable changes in the terms and conditions of his or her employment, each person would receive a lump sum equal to (a) 3 times the sum of
(i) annual base salary and (ii) the most recent award under the Annual Incentive Plan, plus (b) a prorated maximum award for the current year. The amount of any other severance payments would be subtracted from the amount payable under the employment agreement. A Change of Control shall mean (1) the acquisition by any individual, entity or group (other than the Company or fiduciaries holding securities under an employee benefit plan of the Company) of the beneficial ownership of 20% or more of the then outstanding stock of the Company or the combined voting power of the then outstanding voting securities of the Company; or (2) a hostile change in the composition of the board of directors such that the incumbent board ceases to constitute a majority of the board; or (3) the approval by the shareholders of a complete liquidation or dissolution, or the sale or other disposition of all or substantially all of the assets, of the Company, or a reorganization, merger or consolidation of the Company.

If any payment would constitute an "excess parachute payment" within the meaning of Section 280G(b) of the Internal Revenue Code, the Company will make the person whole with respect to any additional taxes due. In addition, each person will receive lifetime medical benefits substantially similar to those provided at the time of the Change of Control.

In November 1992, the Company entered into an employment agreement with Mr. Goings which provided for a beginning annual salary of $325,000, a guaranteed minimum annual incentive of $162,500 payable in 1994 for fiscal year 1993, a guaranteed minimum long-term incentive of $81,500, payable in 1995 for the 1993-1994 incentive cycle, and a one-time cash payment of $150,000 which replaced the cash incentive award Mr. Goings forfeited when he left his previous employer.

For the years 1994, 1995 and 1996, Mr. Goings participates in an annual gainsharing program based on pre-tax segment income of Tupperware North America. Any gainsharing awards earned will be payable 50% in cash and 50% in restricted stock. Gainsharing awards for 1994 and 1995 are reflected in the Summary Compensation Table. Also, Mr. Goings participates in annual incentive programs based on non-North-American Tupperware operations.

To replace stock compensation forfeited when Mr. Goings left his previous employer, he was granted a stock option for 100,000 shares which became exercisable in 1995. He was awarded 40,000 shares of restricted stock which vested in one-third increments annually ending in 1995.

In the event Mr. Goings is terminated without cause, he will receive an amount equal to 2 times his base salary, offset by the amounts due under the Company's severance pay plan. The termination of Mr. Goings' employment with the Company as the result of the Distribution of Tupperware will not trigger this provision. His contract will be assigned to Tupperware.

--------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF
   INDEPENDENT AUDITORS

Upon the recommendation of its Audit and Corporate Responsibility Committee, the Board has appointed Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending December 28, 1996, which appointment will be proposed for ratification at the meeting. Price Waterhouse LLP served as independent auditors of the Company for fiscal year 1995.

Services performed by Price Waterhouse LLP as independent auditors for the 1995 fiscal year included, among others: the annual audit of the consolidated financial statements; audits or limited reviews of financial and related information included in filings with governmental and regulatory agencies, including audits of certain foreign subsidiaries in accordance with local statutory requirements and audits of domestic employee benefit plans and trusts; and consultations in connection with various financial reporting, accounting, tax and other matters.

Representatives of Price Waterhouse LLP will be present at the meeting to make statements if they desire, and to respond to questions of shareholders.

Approval of the proposal requires the affirmative vote of a majority of the shares voted. In the event the proposal is not approved, the Board will consider the negative vote as a mandate to appoint other independent auditors for the next fiscal year.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS.

--------------------------------------------------------------------------------

3. PROPOSAL TO APPROVE THE TUPPERWARE
   CORPORATION 1996 INCENTIVE PLAN

The shareholders are asked to approve the Tupperware Corporation 1996 Incentive Plan (the "Plan"). This proposal should be read in conjunction with the General Information found on page 1.

The Premark Board approved the Plan at its February 29, 1996 meeting, subject to shareholder approval. The Plan is substantially similar to the Premark International, Inc. 1994 Incentive Plan which was approved by the Board and shareholders in 1994. The Board of Directors of Tupperware will consist entirely of directors who served on the Premark Board, and it is anticipated they will adopt and ratify the Plan shortly after the date of the Distribution. It was the Premark Board's judgment that it was important to have the Plan in effect with shareholder approval from the inception of Tupperware as an independent public company.

The purpose of the Plan is to promote the success and enhance the value of Tupperware by linking the interests of Plan participants to those of shareholders of Tupperware.

The Premark Board believes that the incentives created by Premark incentive plans have contributed to Premark's attraction and retention of superior employees and Premark's financial performance by aligning the participants' interests with those of the shareholders, and that the incentives which will be created by this Plan will effect a similar contribution for Tupperware.

The following description of the components of the Plan is subject to the Plan provisions as set forth in the Appendix to this Proxy Statement.

AVAILABLE SHARES OF COMMON STOCK

The number of shares of Common Stock of Tupperware available for stock-based awards under the Plan will be 6,100,000 initially, or an estimated 10% of shares outstanding at the date of Distribution of Tupperware Common Stock. Only 300,000 of such shares may be made available for the issuance of Restricted Stock Awards under the Plan. Under the terms of the Benefits Agreement, Tupperware employees who hold Premark Stock Options and restricted shares of Premark stock shall have such options and restricted stock converted to Tupperware Stock Options and Tupperware Restricted Stock under this Plan, effective as of the date of Distribution. The number of option and restricted shares to be converted to this Plan is dependent upon the ratio of the trading price of Premark Stock before the Distribution to the trading price of Tupperware Stock after the Distribution. Therefore, the number of shares remaining in the Plan after the conversion cannot be determined until after the Distribution. As an additional incentive to Tupperware management employees in the formative stages of Tupperware, it contemplates issuing Stock Options. The number of options to be granted will be determined by the Tupperware Compensation and Directors Committee shortly after the date of the Distribution.

In the event of a share repurchase by Tupperware, the Plan provides that for every share repurchased by Tupperware, an additional share shall become available for stock options under the Plan, up to a maximum of 1,500,000 additional shares.

In the event of a corporate restructuring of Tupperware affecting the shares, the number of shares available under the Plan, and the number, class and price of shares subject to outstanding awards under the Plan, may be adjusted.

ADMINISTRATION OF THE PLAN

The Plan will be administered by the Compensation and Directors Committee of the Tupperware Board of Directors (the "Committee"), which shall be composed of non-employee, independent members of the Tupperware Board who shall qualify as "disinterested directors" pursuant to Rule 16b-3 under the Securities Exchange Act of 1934. The Committee may delegate its duties to the Chief Executive Officer and other members of management, except that awards and matters relating to the officers of Tupperware shall be made or administered only by the Committee.

TYPES OF AWARDS AVAILABLE UNDER THE PLAN

The following types of awards may be made under the Plan: performance awards, stock options, stock appreciation rights, and restricted stock awards.

PERFORMANCE AWARDS

Performance awards will be used to create annual and long-term incentives, which will be major components of Tupperware's management incentive program. The Committee will have the discretion to establish the nature of the performance measures, the individual targets applicable to such measures, and the maximum awards to participants, as well as the right to make adjustments which may be necessary. Performance measures may include any deemed appropriate by the Committee, including without limitation, Economic Value Added, cost control, return on operating assets, return on equity, shareholder return, sales force growth, operating income, net income, working capital turns, segment profit, cash flow, share price, market share, sales, or earnings per share. Goals may be established which focus on specific performance by individuals or

--------------------------------------------------------------------------------

units within Tupperware, as well as Tupperware as a whole. The Committee will establish target levels for each performance measure, with different levels of awards to be paid for each level. See the discussion under "Proposal to Approve Material Terms of Performance-Based Incentives of Tupperware Corporation.

The Committee may establish different measures for different management groups. For instance, Tupperware's long-term incentives for the Chief Executive Officer, the Chief Operating Officer and the corporate staff officers may be based upon Economic Value Added, a concept that measures net operating profit after taxes, less a charge for the cost of capital. While certain of Tupperware's business segment management also may have long-term incentives based upon Economic Value Added, other measures such as net income, working capital turns or other operating measures may be established by the Committee. See the table of New Plan Benefits appearing on page 23 of this Proxy Statement for amounts that could be earned commencing in 1996 under this Plan.

These awards may be payable either in cash, shares, or a combination of cash and shares. Awards may also be established in which the Committee requires the payment of a purchase price.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

Stock options may be issued under the Plan in the form of "non-qualified" or "incentive" stock options. Stock appreciation rights may be issued either in tandem with Stock Options or on a free-standing basis. No individual Plan participant may be awarded stock options or stock appreciation rights for shares of common stock exceeding 10% of the shares available for issuance under the Plan. The exercise price of a stock option or stock appreciation right may not be less than the fair market value of the price of a share of common stock of Tupperware on the date of the grant, and neither stock options nor stock appreciation rights may be repriced after grant without shareholder approval. A stock option or stock appreciation right may not be exercisable prior to six months following the date of grant, or exercisable after the tenth anniversary of its date of grant. Payment of the exercise price of a stock option may be in cash, in shares having a fair market value equal to the aggregate exercise price, or a combination of cash and shares.

There are no federal income tax consequences to either Tupperware or the participant as a result of the grant of either a "non-qualified" or "incentive" stock option, or upon the exercise of an "incentive" stock option. Upon the exercise of a "non-qualified" stock option, however, federal income, state income and social security taxes are payable by the participant based upon the difference between the exercise price and the fair market value of the shares on the date of exercise, and a deduction is available to Tupperware for the same amount.

RESTRICTED STOCK AWARDS

The Committee may make Restricted Stock Awards of Tupperware common stock which shall be subject to periods of restrictions of not less than three years in length; provided, however, up to one-third of the shares available for use as Restricted Stock Awards may be issued without a minimum restricted period. During periods of restriction, participants may vote the shares and, if permitted by the Committee, receive dividends declared upon the shares. Shares will be forfeited by participants if they cease to be employed by Tupperware prior to the lapse of restrictions, unless otherwise determined by the Committee.

GENERAL PROVISIONS RELATING TO THE PLAN

No awards may be made under the Plan on or after the tenth anniversary of the effective date of the Plan. Any employee of Tupperware and its subsidiaries as selected by the Committee is eligible to participate in the Plan. In the event of a Change of Control as defined by the Plan, all outstanding awards immediately shall become vested and exercisable, with certain exceptions as provided in the Plan. Awards under the Plan may not be transferred except by will or the laws of descent and distribution, except that awards may be transferrable to immediate family members if permitted by the Committee. The payment of awards under the Plan may be deferred under certain circumstances, at the discretion of the Committee. The Committee has the authority to establish the rights of participants in all events of termination of employment, including death, disability, retirement or resignation, except that termination for cause results in immediate forfeiture of any awards under the Plan.

The Tupperware Board may terminate, modify or amend the Plan, except that no modifications may be made without shareholder approval which would (i) increase shares available, (ii) modify eligibility requirements, or (iii) materially increase benefits.

Approval of the Plan requires the affirmative vote of a majority of the shares present, or represented, and entitled to vote at the meeting.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE TUPPERWARE CORPORATION 1996 INCENTIVE PLAN.

--------------------------------------------------------------------------------

4. PROPOSAL TO APPROVE THE MATERIAL TERMS OF PERFORMANCE-BASED INCENTIVES OF TUPPERWARE CORPORATION

Under Section 162(m) of the Internal Revenue Code, as amended ("Code"), under certain circumstances, public companies may not deduct for tax purposes compensation in excess of $1 million per year paid to its CEO and other officers whose compensation is reported in the proxy statement. Plans providing for stock options and other performance-based compensation which meet certain Code requirements, including shareholder approval and the institution of share grant limits in the case of stock option grants, will not be subject to the $1 million limit. This proposal should be read in conjunction with the General Information found on page 1, and the proposal concerning the Tupperware Corporation 1996 Incentive Plan on page 20.

The shareholders are asked to approve the material terms of the performance-based incentives established for Tupperware's senior officers, in order to satisfy the requirements of the Code with respect to the deductibility of this compensation. The material terms consist of the following: (i) the individuals eligible to receive compensation, (ii) the business criteria on which annual and long-term performance incentives are based, and (iii) the maximum amounts of compensation payable.

The Compensation and Directors Committee of the Premark Board approved the terms of performance-based incentives for Tupperware at its meeting on February 28, 1996. It is anticipated that the Compensation and Directors Committee of the Tupperware Board of Directors will approve and ratify the performance-based incentives shortly after the date of the Distribution. Tupperware's Annual Incentive Plan and Long-Term Incentive Plan will be administered by the Compensation and Directors Committee of the Tupperware Board. The Committee membership is anticipated to be composed of Clifford J. Grum, Lloyd C. Elam, Joseph E. Luecke and Bob Marbut, all of whom serve on Premark's Compensation and Directors Committee.

ELIGIBLE INDIVIDUALS

The senior officers who will be eligible for performance-based incentive awards at Tupperware shall include those individuals holding the following positions:
Chief Executive Officer, Chief Operating Officer, and such other elected officers whose compensation may in any year be reportable in Tupperware's proxy statement.

BUSINESS CRITERIA

The philosophy of the incentives is to focus management on the long-term creation of shareholder value. In keeping with this philosophy, the Compensation and Directors Committee of the Tupperware Board will be empowered to prescribe annual and long-term performance-based incentives based on the following business criteria, and beginning in 1996 the annual and long-term incentive goals will be based on one or more of such criteria: specified levels of earnings per share from continuing operations, operating income, revenues, return on operating assets, return on equity, stockholder return (measured in terms of stock price appreciation) and/or total stockholder return (measured in terms of stock price appreciation and/or dividend growth), achievement of cost control, working capital turns, cash flow, net income, economic value added, segment profit, sales force growth, or stock price of the Company or such subsidiary, division or department of the Company for or within which the participant is primarily employed.

Effective the date of the Distribution, eligible Tupperware employees who participated in the Premark International, Inc. 1994 Incentive Plan, including the named individuals in the table on page 23, will become participants under the Tupperware Plan, and the Premark incentive awards will be converted to Tupperware incentive awards. For treatment of stock options, see the Proposal to Approve the Tupperware Corporation 1996 Incentive Plan. Additionally, performance based restricted stock awards for Messrs. Goings and Campos will be converted to the Tupperware Plan.

The financial measurements used in performance goals shall exclude the effects of changes in accounting standards and non-recurring unusual events, such as write-offs, capital gains and losses, and acquisitions and dispositions of businesses. However, the Compensation and Directors Committee retains the discretion to reduce performance-based incentive awards as a result of such events, and to interpret the plan or any award in accordance with its terms.

MAXIMUMS

The annual performance-based award and long-term performance-based award payable in any year to any senior officer will be a maximum of 200% of salary and 150% of salary, respectively. Awards paid will be based on a percentage of a participant's salary at the end of the performance period. Salaries will change from time to time. In no event will annual incentive payouts to any senior officer exceed $1.5 million or long-term incentive payouts to any senior officer exceed $2.0 million in any year. As illustrated in the table below, financial results would need to significantly exceed target levels for any executive to approach these levels, and only the CEO is expected to have the opportunity in the foreseeable future of approaching these amounts.

     The following table sets forth the range of annual and long-term performance-based compensation that could be earned for the periods shown if the target and maximum levels of performance for the business criteria stated above are satisfied. In order for any incentive payments to be made, Tupperware must achieve certain threshold levels of performance.

                                                                   NEW PLAN BENEFITS
                                 1996 Annual Incentives(1)                            1996-1998 Long-Term Incentives(1)
                      ------------------------------------------------       ----------------------------------------------------
                             Target                   Maximum(2)                     Target                       Maximum
                      --------------------       ---------------------       -----------------------       ----------------------
                       % of                       % of                         % of                          % of
  Name, Position      Salary        $            Salary         $             Salary          $             Salary         $
-------------------   ------    ----------       -------    ----------       ---------    ----------       --------    ----------
Warren L. Batts,
  Chairman and
  Chief Executive
  Officer..........    65%      $  510,250        130%      $1,020,500         32.5%      $  255,125        97.5%      $  765,375
E. V. Goings,
  President and
  Chief Operating
  Officer..........    65%      $  308,750        130%      $  617,500         32.5%      $  153,375        97.5%      $  460,125
Luis G. Campos,
  President,
  Tupperware
  Americas.........    50%      $  130,000        100%      $  260,000          25%       $   65,000         75%       $  195,000
Hans Joachim
  Schwenzer, Senior
  Vice President,
  Tupperware
  Worldwide........    50%      $  173,639        100%      $  347,278          25%       $   86,820         75%       $  260,460
Christian E.
  Skroder,
  President
  Tupperware
  Europe,
  Africa and Middle
  East.............    50%      $  151,655        100%      $  303,310          25%       $   75,828         75%       $  227,484
Executive Officers
  As A Group.......   25-65%    $2,063,894       50-130%    $4,127,788       15%-32.5%    $1,019,447       45-97.5%    $3,058,341
  (16 persons
  including the
  Named Officers)
Non-Executive
  Officer Employees
  as a Group.......   10-50%    $4,830,066       20-100%    $9,660,132        15%-20%     $  365,671        45-60%     $1,097,013
  (174 persons for
  the Annual
  program and 14
  persons for the
  Long-Term
  Incentive
  program, both
  excluding the
  Executive
  Officers)

---------------

(1) Based on planned 1996 salaries, but subject to the $1.5 million limit on annual, and $2.0 million limit on long-term, payouts to any senior officer.

(2) Extraordinary goals have been established for the 1996 annual incentives with a potential additional payout of one times target bonus.

------------------------------------------------------

     Approval of these material terms requires the affirmative vote of a majority of the shares present, or represented and entitled to vote at the meeting.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE MATERIAL TERMS OF PERFORMANCE-BASED INCENTIVES OF TUPPERWARE CORPORATION.

5. OTHER MATTERS

DISCRETIONARY AUTHORITY

At the time of mailing of this proxy statement, the Board was not aware of any other matters which might be presented at the meeting. If any matter not described in this proxy statement should properly be presented, the persons named in the accompanying proxy form will vote such proxy in accordance with their judgment.

NOTICE REQUIREMENTS

The Company's By-laws require written notice to the Company of a nomination for election as a director (other than a nomination by the Board) and of the submission of a proposal (other than a proposal by the Board) for consideration at an annual meeting of shareholders. The notice must contain certain information concerning the nominating or proposing shareholder, and the nominee or the proposal, as the case may be, and be furnished to the Company generally not less than 30 days prior to the annual meeting. A copy of the applicable By-Law provisions may be obtained, without charge, upon written request to the Secretary of the Company at its principal executive offices.

In addition to the foregoing, any shareholder who desires to have a proposal included in the Company's proxy soliciting material relating to the Company's 1997 annual meeting of shareholders should send to the Secretary of the Company a signed notice of intent. This notice, including the text of the proposal, must be received no later than November 27, 1996.

EXPENSES AND METHODS OF SOLICITATION

The expenses of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or other means of communication, by directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company's common stock, and the Company will reimburse such forwarding parties for reasonable expenses incurred by them.

Georgeson & Company Inc. has been retained by the Company to aid in the solicitation of proxies and will be paid $12,000, plus expenses, for its services.

By order of the Board of Directors,


John M. Costigan
John M. Costigan
Secretary

Dated: March 25, 1996


YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY. RETURN IT PROMPTLY IN THE ACCOMPANYING POSTPAID ENVELOPE.

------------------------------------------------------------------------------
                                                                      Appendix

                  TUPPERWARE CORPORATION 1996 INCENTIVE PLAN

Article 1. Establishment, Purpose, and Duration

1.1 Establishment of the Plan. Tupperware Corporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Tupperware Corporation 1996 Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, and Performance Awards. The Plan Shall become effective as of the Effective Date, and shall remain in effect as provided in Section 1.3 herein.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company's stockholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special efforts the successful conduct of its operations largely is dependent.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate, amend or modify the Plan at any time pursuant to Article 14 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date of the Plan.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, or Performance Awards.

     (b) "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

     (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     (d) "Beneficiary" means a person who may be designated by a Participant pursuant to Article 10 and to whom any benefit under the Plan is to be paid in case of the Participant's death or physical or mental incapacity, as determined by the Committee, before he or she receives any or all of such benefit.

     (e) "Board" or "Board of Directors" means the Board of Directors of the Company.

     (f) "Cause" means (i) conviction of a Participant for committing a felony under federal law or the law of the state in which such action occurred,
     (ii) dishonesty in the course of fulfilling a Participant's employment duties or (iii) willful and deliberate failure on the part of a Participant to perform his employment duties in any material respect, or such other events as shall be determined by the Committee. The Committee shall have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

     (g) "Change of Control" of the Company means:

          i. An acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding Shares (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding Shares entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired from the Company, (2) any acquisition

------------------------------------------------------------------------------
          by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1),
          (2) and (3) of subsection (iii) of this definition; or

          ii. A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be so considered as a member of the Incumbent Board; or

          iii. The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation ("Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which
          (1) all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding Shares, and the combined voting power of the then outstanding Shares entitled to vote generally in the election of directors, as the case may be, of the Company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction; or

          iv. The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     (h) "Change of Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change of Control or (ii) if the Change of Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common

------------------------------------------------------------------------------

     Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that (x) in the case of a Stock Option which (A) is held by an optionee who is an officer or director of the Corporation and is subject to Section 16(b) of the Exchange Act and (B) was granted within 240 days of the Change of Control, then the Change of Control Price for such Stock Option shall be the Fair Market Value of the Common Stock on the date such Stock Option is exercised or deemed exercised and
     (y) in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change of Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

     (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (j) "Commission" means the Securities and Exchange Commission or any successor agency.

     (k) "Committee" means the committee described in Article 3 or (unless otherwise stated) its designee pursuant to a delegation by the Committee as contemplated by Section 3.3.

     (l) "Company" means Tupperware Corporation, a Delaware corporation, or any successor thereto as provided in Article 16 herein.

     (m) "Covered Employee" has the meaning ascribed thereto in Section 162(m) of the Code and the regulations thereunder.

     (n) "Director" means any individual who is a member of the Board of Directors of the Company.

     (o) "Disinterested Person" means a member of the Board who qualifies as a disinterested person as defined in Rule 16b-3(c)(2), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

     (p) "Effective Date" means the date determined by the Board of Directors of Premark International, Inc., a Delaware corporation ("Premark"), on which shall be effected the distribution of Shares on a pro rata basis to the holders of the outstanding shares of common stock of Premark.

     (q) "Employee" means any nonunion employee of the Company or of the Company's Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

     (r) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

     (s) "Fair Market Value" means, except as expressly provided otherwise, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

     (t) "Freestanding SAR" means a SAR that is granted independently of any Options pursuant to Section 7.1 herein.

     (u) "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     (v) "Insider" shall mean an Employee who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as defined under Section 16 of the Exchange Act.

------------------------------------------------------------------------------

     (w) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

     (x) "Option" means an Incentive Stock Option or a Non-qualified Stock
     Option.

     (y) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

     (z) "Participant" means an Employee of the Company who has been granted an Award under the Plan.

     (aa) "Performance Award" means an Award granted to an Employee, as described in Article 9 herein, including Performance Units and Performance Shares.

     (ab) "Performance Goals" means the performance goals established by the Committee prior to the grant of Performance Awards that are based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, operating income, revenues, return on operating assets, return on equity, stockholder return (measured in terms of stock price appreciation) and/or total stockholder return (measured in terms of stock price appreciation and/or dividend growth), achievement of cost control, working capital turns, cash flow, net income, economic value added, segment profit, sales force growth, or stock price of the Company or such subsidiary, division or department of the Company for or within which the Participant is primarily employed and that are intended to qualify under Section 162(m)
     (4) (c) of the Code. Such Performance Goals also may be based upon the attaining of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. Such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

     (ac) "Performance Period" means a time period during which Performance Goals established in connection with Performance Awards must be met.

     (ad) "Performance Unit" means an Award granted to an Employee, as described in Article 9 herein.

     (ae) "Performance Share" means an Award granted to an Employee, as described in Article 9 herein.

     (af) "Restriction Period" or "Period" means the period or periods during which the transfer of Shares of Restricted Stock is limited based on the passage of time and the continuation of service with the Company, and the Shares are subject to a substantial risk of forfeiture, as provided in
     Article 8 herein.

     (ag) "Person" shall have the meaning ascribed to such term in Section 3(a) (9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     (ah) "Restricted Stock" means an Award granted to a Participant pursuant to Article 8 herein.

     (ai) "Share" means a share of common stock of the Company.

     (aj) "Subsidiary" or "Subsidiaries" means any corporation or corporations in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

     (ak) "Stock Appreciation Right" or "SAR" means an Award, granted alone (Freestanding SAR) or in connection with a related Option (Tandem SAR), designated as a SAR, pursuant to the terms of Article 7 herein.

------------------------------------------------------------------------------

     (al) "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Section 7.1 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled).

Article 3.  Administration

3.1 The Committee. The Plan shall be administered by the Compensation and Directors Committee or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of not less than two Disinterested Persons, each of whom shall be an "outside director" for purposes of Section 162(m) (4) of the Code, and shall be appointed by and serve at the pleasure of the Board.

3.2 Authority of the Committee. The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to officers and employees of the Company and its subsidiaries and Affiliates.

  Among other things, the Committee shall have the authority, subject to the terms of the Plan:

     (a) To select the officers and employees to whom Awards may from time to time be granted;

     (b) To determine whether and to what extent Incentive Stock Options, NonQualified Stock Options, SARs, Restricted Stock and Performance Awards or any combination thereof are to be granted hereunder;

     (c) To determine the number of Shares to be covered by each Award granted hereunder;

     (d) To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 6.4
     (a)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine;

     (e) To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals, unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments; and

     (f) To determine to what extent and under what circumstances Shares and other amounts payable with respect to an Award shall be deferred.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

3.3 Action of the Committee. The Committee may act only by a majority of its members then in office, except that the members thereof may (i) delegate to an officer of the Company the authority to make decisions pursuant to Section 6.4, provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease either to be exempt from Section 16(b) of the Exchange Act or to qualify as "qualified performance-based compensation" as such term is defined in the regulations promulgated under Section 162(m) of the Code, and (ii authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

3.4 Decisions Binding. Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.

------------------------------------------------------------------------------

Article 4.  Shares Subject to the Plan

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan shall be six million one hundred thousand (6,100,000); provided, however, that if during the term of the Plan the Company repurchases Shares, additional Options may be granted equal to the number of Shares so repurchased, except that no more than one million five hundred thousand (1,500,000) additional Shares shall be authorized for Options under this proviso; and provided further that the total number of available Shares that may be used for Restricted Stock Awards under the Plan shall be limited to three hundred thousand (300,000). No Participant may be granted Awards covering in excess of 10% of the Shares available for issuance over the life of the Plan. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

     (a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

     (b) The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.
     (c) The grant of a Tandem SAR shall not reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem
     SARs).

     (d) The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted.

     (e) The Committee shall reduce the appropriate number of Shares from the authorized pool where a Performance Award is payable in Shares.

4.2 Lapsed Awards. If any Award granted under this Plan is cancelled, forfeited, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option or the termination of a related Option upon exercise of the corresponding Tandem
SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan. However, in the event that prior to the Award's cancellation, forfeiture, termination, expiration, or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as defined by the Commission, pursuant to any rule or interpretation promulgated under Section 16 or any successor rule of the Exchange Act), the Shares subject to such Award shall not be made available for regrant under the Plan to Insiders, but shall be available for regrants under the Plan to Participants who are not Insiders.

4.3 Adjustments in Authorized Shares and Prices. In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and class of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options or SARs, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Tandem SAR.

Article 5.  Eligibility and Participation

5.1 Eligibility. Persons eligible to be granted Awards under this Plan include all Employees of the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

------------------------------------------------------------------------------

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6.  Stock Options

6.1 Grant of Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall have the authority to grant any optionee Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limit on grants to individual Participants set forth in Article 4. Incentive Stock Options may be granted only to employees of the Company and any "subsidiary corporation" (as such term is defined in Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

6.2 Award Agreement. Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a Participant in any grant of a Stock Option, determines the number of Shares to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option, or such later date as the Committee designates. The Company shall notify a Participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the Participant. Such agreement or agreements shall become effective upon execution by the Company and the Participant.

6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

6.4 Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

     (a) Option Price. The option price per Share purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant. Options may not be repriced without shareholder approval.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

     (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

     (d) Method of Exercise. Subject to the provisions of this Article 6, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of Shares subject to the Stock Option to be purchased.

     Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may

------------------------------------------------------------------------------

     also be made in the form of delivery of unrestricted Shares already owned by the optionee of the same class as the Shares subject to the Stock Option (based on the Fair Market Value of the shares on the date the Stock Option is exercised), or by certifying ownership of such Shares by the Participant to the satisfaction of the Company for later delivery to the Company as specified by the Committee; provided, however, that, in the case of an Incentive Stock Option the right to make a payment in the form of already owned Shares of the same class as the Shares subject to the Stock Option may be authorized only at the time the Stock Option is granted.

     In the discretion of the Committee, payment for any Shares subject to a Stock Option may also be made pursuant to a "cashless exercise" by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

     No shares shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding the class or series of Shares that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise and has paid in full for such Shares.

     (e) Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     (f) Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by application of the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option, pursuant to (a) a domestic relations order issued by a tribunal of competent jurisdiction or (b) a gift to members of such optionee's immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise, if expressly permitted under the applicable option agreement. All Stock Options shall be exercisable, subject to the terms of this Plan, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee or, in the case of a Nonqualified Stock Option, its alternative payee pursuant to such domestic relations order, it being understood that the term "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, pursuant to a domestic relations order or a gift permitted under the applicable option agreement.

     (g) Termination by Death. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of death, any Stock Option held by such optionee shall become immediately and fully exercisable and may thereafter be exercised for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding any provision herein to the contrary, unless otherwise determined by the Committee, if an optionee dies after termination of the optionee's employment, any Stock Option held by such optionee may thereafter be exercised, to the extent such Stock Option was exercisable as of the date of such death, for a period that expires on the earliest of (i) the first anniversary of the date of such death, (ii) the last date on which the optionee would have been entitled to exercise such Stock Option had the optionee not died or (iii) the date on which the stated term of such Stock Option expires.

     (h) Termination by Reason of Disability. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of Disability, any Stock Option held by such optionee, if not fully vested and exercisable as of the date of such termination, shall continue to vest according to such Stock Option's stated vesting schedule and may thereafter be exercised by the optionee, to the extent it was exercisable at the time of

------------------------------------------------------------------------------

     termination or thereafter becomes exercisable, or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall continue to be exercisable to the extent to which it was exercisable at the time of death for the remainder of such period, or for a period of 12 months from the date of such death, or until the expiration of the stated term of such Stock Option, whichever period is the shortest. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

     (i) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of retirement, the following vesting and exercisability terms will apply. For purposes of this Plan, an optionee shall be deemed to have terminated employment by reason of retirement if such optionee is age 55 years or older with 10 or more years of service with the Company, has given due notice (as determined by the Committee), and has entered into an agreement, the form and content of which shall be specified by the Committee, not to compete with the Company and its Affiliates for a period of one year following such retirement.


               Years of Continued      Years of Continued
  Age at       Vesting Following         Exercisability
Retirement         Retirement         Following Retirement
-----------    ------------------     --------------------
   55-59                1                       2
   60-64                2                       3
65 or more              3                       3

     Notwithstanding the foregoing, if the optionee dies within such period of continued exercisability, any unexercised Stock Option held by such optionee shall continue to be exercisable to the extent to which it was exercisable at the time of death for the remainder of such period, or for a period of 12 months from the date of such death, or until the expiration of the stated term of such Stock Option, whichever period is the shortest. In the event of termination of employment by reason of retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

     (j) Other Termination. Unless otherwise determined by the Committee: (A) if an optionee incurs a voluntary termination of Employment, any Stock Option held by such optionee, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of thirty days from the date of such termination of Employment or the balance of such Stock Option's term; and (B) if an optionee incurs a termination of Employment because such optionee's Employment is terminated by the Company or an Affiliate, other than by reason of retirement or Disability or for Cause, any Stock Option held by such optionee, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of one year from the date of such termination of Employment or the balance of such Stock Option's term; provided, however, that if the optionee dies within such thirty-day or one-year period, as the case may be, any unexercised Stock Option held by such optionee shall continue to be exercisable to the extent to which it was exercisable at the time of death for the remainder of such period, or for a period of 12 months from the date of such death, or until the expiration of the stated term of such Stock Option, whichever period is the shortest. Notwithstanding the foregoing, if an optionee incurs a Termination of Employment at or after a Change of Control, other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of
     (1) six months and one day from the date of such termination of Employment, and (2) the balance of such Stock Option's term. In the event of termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of
     Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

------------------------------------------------------------------------------

     (k) Termination for Cause. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee shall thereupon terminate.

     (l) Change of Control Cash-Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change of Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the Shares being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change of Control Price per Share shall exceed the exercise price per Share under the Stock Option (the "Spread") multiplied by the number of Shares granted under the Stock Option as to which the right granted under this Section 6.4(l) shall have been exercised; provided, however, that if the Change of Control is within six months of the date of grant of a particular Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act no such election shall be made by such optionee with respect to such Stock Option prior to six months from the date of grant. However, if the end of such 60-day period from and after a Change in Control is within six months of the date of grant of a Stock Option held by an optionee who is an officer or director of the Company and is subject to
     Section 16(b) of the Exchange Act, such Stock Option shall be cancelled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the date of grant of such Option, equal to the Spread multiplied by the number of Shares granted under the Stock Option.

Article 7.  Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to an Employee at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs,Tandem SARs, or any combination of these forms of SAR. In the case of a Nonqualified Stock Option, Tandem SARs may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, Tandem SARs may be granted only at the time of grant of such Stock Option.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. However, the grant price of a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option. In no event shall any SAR granted hereunder become exercisable within the first six (6) months of its grant. SARs may not be repriced without stockholder approval.

7.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO; (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3 Exercise of Freestanding SARs.  Subject to the other provisions of this
Article 7, Freestanding SARs may be exercised upon whatever terms and conditions the Committee, at its sole discretion, imposes upon them.

------------------------------------------------------------------------------

7.4 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5 Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, at its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

     (a) The excess of the Fair Market Value of a Share on the date of exercise over the grant price of the SAR; by

     (b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.7 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of any rule or interpretation promulgated under Section 16 (or any successor rule) of the Act.

7.8 Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by application of the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Notwithstanding the foregoing, at the discretion of the Committee, an Award Agreement may permit the transferability of a SAR by a Participant solely to members of the Participant's immediate family or trusts for the benefit of such persons.

Article 8.  Restricted Stock

8.1 Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Participant (subject to the aggregate limit on grants to individual Participants set forth in Article 4), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 8.3.

The Committee may, prior to grant, condition the vesting of Restricted Stock upon continued service of the Participant. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

8.2 Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

     "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Tupperware Corporation 1996 Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from Tupperware Corporation."

The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

------------------------------------------------------------------------------

8.3 Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

     (a) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 8.3(f), during the Restricted Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock, except that, if expressly provided in the Restricted Stock Agreement, a Participant may, during the Restriction Period, transfer shares of Restricted Stock to members of the Participant's immediate family or trusts or partnerships for the benefit of such persons. Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service. Notwithstanding the foregoing, any Restricted Stock Award granted hereunder shall have a Restriction Period of not less than three years, except that an aggregate amount of Restricted Stock Awards not exceeding one-third of the Shares available for use as Restricted Stock Awards pursuant to Section 4.1 of the Plan may be issued without a minimum Restriction Period.

     (b) Except as provided in this paragraph (b) and paragraph (a), above, and the Restricted Stock Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee in the applicable Restricted Stock Agreement, dividends payable in Shares shall be paid in the form of Restricted Stock of the same class as the Shares with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock. In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Act, such dividend shall be subject to a vesting period equal to the longer of: (i) the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid; or (ii) six months. The Committee shall establish procedures for the application of this provision.

     (c) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and paragraphs (a) and (d) of this Section 8.3 and
     Section 13.1(b), upon a Participant's Termination of Employment for any reason during the Restriction Period, all Shares still subject to restriction shall be forfeited by the Participant.

     (d) Except to the extent otherwise provided in 13.1(b), in the event that a Participant retires or such Participant's employment is involuntarily terminated (other than for Cause), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant's shares of Restricted Stock.

     (e) If and when any applicable Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the Participant upon surrender of the legended certificates.

     (f) Each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.

Article 9. Performance Awards

9.1 Grant of Performance Awards. Subject to the terms of the Plan, Performance Awards may be granted to eligible Employees at any time and from time to time, as shall be determined by the Committee, and may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall have complete discretion in determining the number, amount and timing of Awards granted to each Participant. Such Performance Awards may take the form determined by the Committee, including without limitation, cash, Shares, Performance Units and Performance Shares, or any combination thereof. Performance Awards may be awarded as short-term or long-term incentives.

9.2 Performance Goals. (a) The Committee shall set Performance Goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the Participants, and may attach to such Performance Awards one or more restrictions, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Performance

------------------------------------------------------------------------------

Share, or restrictions which are necessary or desirable as a result of applicable laws or regulations. Each Performance Award may be confirmed by, and be subject to, a Performance Award Agreement.

     (b) The Committee shall have the authority at any time to make adjustments to Performance Goals for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.

     (c) Performance Periods shall, in all cases, exceed six (6) months in length.

9.3 Value of Performance Units/Shares. (a) Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

     (b) Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

9.4 Earning of Performance Awards. After the applicable Performance Period has ended, the holder of Performance Awards shall be entitled to receive the payout earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved, except as adjusted pursuant to Section 9.2(b) or as deferred pursuant to Article 11.

9.5 Timing of Payment of Performance Awards. Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The Committee may permit the Participants to elect to defer, or the Committee may require the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

9.6 Nontransferability. Performance Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by application of the laws of descent and distribution. Further, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's Beneficiary. Notwithstanding the foregoing, at the discretion of the Committee, an Award Agreement may permit the transferability of a Performance Award by a Participant solely to members of the Participant's immediate family or trusts or partnerships for the benefit of such persons.

9.7 Termination. Performance Awards shall be subject to the following terms and conditions:

     (a) Except to the extent otherwise provided in the applicable Performance Award Agreement, if any, and Sections 9.7(b) and 13.1(c), upon a Participant's Termination of Employment for any reason during the Performance Period or before any applicable Performance Goals are satisfied, the rights to the shares still covered by the Performance Award shall be forfeited by the Participant.

     (b) Except to the extent otherwise provided in Section 13.1(c), in the event that a Participant's employment is terminated (other than for Cause), or in the event a Participant retires, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of Performance Awards with respect to which a Participant is a Covered Employee, satisfaction of any applicable Performance Goals unless the Participant's employment is terminated by reason of death or disability) with respect to any or all of such Participant's Performance Awards.

Article 10.  Beneficiary

10.1 Designation. Each Participant under the Plan may, from time to time, name any Beneficiary or Beneficiaries (who may be named contingently or successively). Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. Any such designation shall control over any inconsistent testamentary or inter vivos transfer by a Participant, and any benefit of a Participant under the Plan shall pass automatically to a Participant's Beneficiary pursuant to a proper designation pursuant to this
Section 10.1 without administration under any statute or rule of law governing the transfer of property by will, trust, gift or intestacy.

------------------------------------------------------------------------------

10.2 Absence of Designation. In the absence of any such designation contemplated by Section 10.1, benefits remaining unpaid at the Participant's death shall be paid pursuant to the Participant's will or pursuant to the laws of descent and distribution.

Article 11.  Deferrals

The Committee may permit a Participant to elect, or the Committee may require at its sole discretion subject to the proviso set forth below, any one or more of the following: (i) the deferral of the Participant's receipt of cash, (ii) a delay in the exercise of an Option or SAR, (iii) a delay in the lapse or waiver of restrictions with respect to Restricted Stock, or (iv) a delay of the satisfaction of any requirements or goals with respect to Performance Awards; provided, however, the Committee's authority to take such actions hereunder shall exist only to the extent necessary to reduce or eliminate a limitation on the deductibility of compensation paid to the Participant pursuant to (and so long as such action in and of itself does not constitute the exercise of impermissible discretion under) Section 162(m) of the Code, or any successor provision thereunder. If any such deferral is required or permitted, the Committee shall establish rules and procedures for such deferrals, including provisions relating to periods of deferral, the terms of payment following the expiration of the deferral periods, and the rate of earnings, if any, to be credited to any amounts deferred thereunder.

Article 12.  Rights of Employees

12.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

12.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 13.  Change of Control

13.1 Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

     (a) Any Stock Options or SARs outstanding as of the date such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; provided, however, that in the case of the holder of Stock Options or SARs who is actually subject to Section 16(b) of the Exchange Act, such Stock Options or SARs shall have been outstanding for at least six months at the date such Change in Control is determined to have occurred.

     (b) The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

     (c) All Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Units shall be settled in cash as promptly as is practicable.

Article 14.  Amendment, Modification, and Termination

14.1 Amendment, Modification, and Termination. At any time and from time to time, the Board may terminate, amend, or modify the Plan. However, no amendment, alteration or discontinuation shall be made which would disqualify the Plan from the exemption provided by Rule 16b-3, and no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

14.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3. The Committee shall have the right to replace any previously-granted Award under the Plan with an Award equal to the value of the replaced Award at the time of replacement, without obtaining the consent of the Participant holding such Award.

------------------------------------------------------------------------------

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

Article 15.  Withholding

15.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising under or as a result of this Plan.

15.2 Share Withholding. With respect to withholding required and/or permitted upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares (or by surrendering Shares previously owned which have been held for longer than six months) having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with the requirements established by the Committee.

Article 16.  Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, spin-off, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 17.  Legal Construction

17.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to comply with Section 17.3, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Notwithstanding any other provision set forth in the Plan, if required by any rule or interpretation promulgated under Section 16 of the Exchange Act, any "derivative security" or "equity security" offered pursuant to the Plan to any Insider may not be sold or transferred for at least six (6) months after the date of grant of such Award. The terms "equity security" and "derivative security" shall have the meanings ascribed to them in the then-current Rule 16(a) under the Exchange Act.

Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions:

     i. Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Shares;

------------------------------------------------------------------------------

     ii. Any registration or other qualification of such Shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

     iii. Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

17.4 Pooling. Notwithstanding anything in the Plan to the contrary, if any right granted pursuant to this Plan would make a Change of Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant would otherwise be eligible for ability to substitute for the cash payable pursuant to such grant Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

17.5 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

PROXY

                                                    PREMARK INTERNATIONAL, INC.
                                             1717 DEERFIELD ROAD, DEERFIELD, IL 60015
                                           PROXY FOR 1996 ANNUAL MEETING OF SHAREHOLDERS

                                                            MAY 1, 1996

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Warren L. Batts, Dr. Ruth M. Davis and Dr. Lloyd C. Elam, and each of them, proxies for the undersigned, with full power of substitution, to vote the shares that the undersigned is entitled to vote at the Annual Meeting of
Shareholders of Premark International, Inc., on May 1, 1996, and at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly be presented.

------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                                                                              THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
                                                                       PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY
                                                                                  IN THE POSTPAID ENVELOPE PROVIDED.


                                                                                            Please mark your
                                                                                            votes as indicated
                                                                                            in this example.    /X/

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1 AND "FOR" ITEMS 2, 3 AND 4.


                                       FOR   WITHHOLD        ITEM 3. THE PROPOSAL TO APPROVE THE TUPPERWARE  FOR   AGAINST   ABSTAIN
ITEM 1. THE ELECTION OF DIRECTORS      ALL   FOR ALL                 CORPORATION 1996 INCENTIVE PLAN.        / /     / /       / /
                                       / /     / /
        Nominees: William O. Bourke,                         ITEM 4. THE PROPOSAL TO APPROVE THE MATERIAL
        E.V. Goings, Joseph E. Luecke,                               TERMS OF PERFORMANCE-BASED INCENTIVES
        Robert M. Price and                                          OF TUPPERWARE CORPORATION.              / /     / /       / /
        Janice D. Stoney, for the
        term expiring in 1999.


WITHHOLDING FOR (Write that nominee's name in the space
below):
                                                             This proxy when properly executed will be voted in the manner directed
--------------------------------------------------------     herein by the undersigned shareholder(s).  If no direction is made, this proxy will be taken as authority to vote FOR the election of all of the nominees in Item 1, to vote FOR Items 2, 3 and 4, and in the discretion of the proxies, to vote upon any other matter which may
ITEM 2. THE PROPOSAL TO RATIFY                               properly come before the meeting and any adjournment thereof.
        THE APPOINTMENT OF      FOR   AGAINST   ABSTAIN
        INDEPENDENT AUDITORS.    / /     / /       / /

                                                                       I PLAN TO ATTEND MEETING.
                                                                       If you check this box to the right an admission ticket will
                                                                       be sent to you.                                / /

                                                                       COMMENTS/ADDRESS CHANGE
                                                                       Please mark this box if you have written
                                                                       comments/address change on the reverse side.   / /

                                                                       Receipt is hereby acknowledged of the notice of meeting and proxy statement dated March 25, 1996 and the 1995 annual
                                                                       report to shareholders of Premark International, Inc.


Signature(s)                                                                        Date
             ------------------------------------------------------------------          -------------------------
NOTE: Please sign as name appears hereon. Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

VOTING INSTRUCTION CARD

                                                    PREMARK INTERNATIONAL, INC.
                                             1717 DEERFIELD ROAD, DEERFIELD, IL 60015

                                                VOTING INSTRUCTIONS TO TRUSTEE FOR
                                                1996 ANNUAL MEETING OF SHAREHOLDERS

As a participant in a benefit plan sponsored by Premark International, Inc., you have the right to give written instructions to the trustee of such plan as to the voting of certain shares of the Corporation's common stock at the Corporation's annual meeting of shareholders to be held on May 1, 1996 and at any adjournment thereof. In this connection, please indicate your voting choices on the reverse side of this card, sign and date it, and return it promptly in the postpaid envelope provided.

                                                      (Continued on Reverse)







                                                                                                        Please mark
                                                                                                        your votes
                                                                                                        this way   /X/


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1 AND "FOR" ITEMS 2, 3 AND 4.


                                       FOR   WITHHOLD        ITEM 3. THE PROPOSAL TO APPROVE THE TUPPERWARE  FOR   AGAINST   ABSTAIN
ITEM 1. THE ELECTION OF DIRECTORS      ALL   FOR ALL                 CORPORATION 1996 INCENTIVE PLAN.        / /     / /       / /
                                       / /     / /
        Nominees: William O. Bourke,
        E.V. Goings, Joseph E. Luecke,
        Robert M. Price and
        Janice D. Stoney, for the
        term expiring in 1999.                               ITEM 4. THE PROPOSAL TO APPROVE THE MATERIAL
                                                                     TERMS OF PERFORMANCE-BASED INCENTIVES
                                                                     OF TUPPERWARE CORPORATION.              / /     / /       / /

WITHHOLD FOR (Write that nominee's name in the space
below):                                                      This voting instruction card when properly executed will be voted in the manner directed herein.  If no direction is made, this voting
-----------------------------------------------------        instruction card will be taken as authority to vote FOR the election of all of the nominees in Item 1, to vote FOR Items 2, 3 and 4, and in the discretion of the proxies, to vote upon any other matter which may properly come before the meeting and any adjournment thereof.  If this card is not returned or is returned unsigned, the trustee will vote the shares in accordance with the terms of the Master Defined Contribution
                                                             Trust.

ITEM 2. THE PROPOSAL TO RATIFY                               Receipt is hereby acknowledged of the notice of meeting and proxy
        THE APPOINTMENT OF      FOR   AGAINST   ABSTAIN      statement dated March 25, 1996 and the 1995 annual report to
        INDEPENDENT AUDITORS.    / /     / /       / /       shareholders of Premark International, Inc.


Signature(s)                                                                              Date
             -----------------------------------------------------------------------------     -----------------------------
Please mark, date and sign above and return in the enclosed envelope.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                              MARCH 25, 1996

    TO: PARTICIPANTS IN EMPLOYEE BENEFIT PLANS
        OF PREMARK INTERNATIONAL, INC.

    THE ANNUAL MEETING OF SHAREHOLDERS OF PREMARK INTERNATIONAL, INC. WILL BE HELD AT 1717 DEERFIELD ROAD, DEERFIELD, ILLINOIS, AT 11:00 A.M., ON WEDNESDAY, MAY 1, 1996.

    AS A PARTICIPANT IN AN EMPLOYEE BENEFIT PLAN OF PREMARK INTERNATIONAL, INC., YOU ARE ENTITLED TO DIRECT THE VOTING OF THE NUMBER OF SHARES OF PREMARK COMMON STOCK INDICATED ON THE ENCLOSED CARD. ACCORDINGLY, USE THE ENCLOSED CARD TO CONVEY YOUR INSTRUCTIONS TO THE PLAN TRUSTEE WHO WILL VOTE THE SHARES ON YOUR BEHALF.

    REGARDLESS OF THE NUMBER OF SHARES HELD IN TRUST ON YOUR BEHALF, EXERCISING YOUR VOTING INSTRUCTION RIGHT IS VERY IMPORTANT.

    AFTER FILLING OUT THE ENCLOSED CARD, PLEASE SIGN AND DATE IT, AND RETURN IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE. NO POSTAGE IS NECESSARY.